Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of SunEdison, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ahmad Chatila, President, Chief Executive Officer and Director of the Company, and Brian Wuebbels, Executive Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2014

By:	/s/ Ahmad Chatila
Name:	Ahmad Chatila
Title:	President and Chief Executive Officer SunEdison, Inc.
Date: August 7, 2014

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Executive Vice President and Chief Financial Officer SunEdison, Inc.